Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-62704, 333-62706, 333-117591, 333-135257, 333-135258 and 333-135259) and Form S-4 (No. 333-140029) of CenterState Banks of Florida, Inc. of our report dated March 12, 2007 appearing in this annual report on Form 10-K of CenterState Banks of Florida, Inc. for the year ended December 31, 2006.

Crowe Chizek and Company LLC

Fort Lauderdale, Florida

March 12, 2007